Ace Securities Corp. Home Equity Loan Trust Series 2007-ASL1	FREE WRITING PROSPECTUS Filed pursuant to Rule 433(d) Registration Statement No. 333-131727

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
Ace Securities Corp

$158,329,000 (Approximate)
Home Equity Loan Trust Series 2007-ASL1

Ace Securities Corp (Depositor) Ace Securities Corp Home Equity Loan Trust, Series 2007-ASL1 (Issuer)

February 5, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

The analysis in this report is based on information provided by Ace Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

FREE WRITING PROSPECTUS DATED February 5, 2007

Ace Securities Corp.
Home Equity Loan Trust, Series 2007-ASL1
$158,329,000 (Approximate)
Subject to 10% variance

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M

Offered Certificates:
A-1	28,625,000	Float	0.89	1 - 26	0	ACT/360	December 2036	AAA / Aaa
A-2	79,804,000	Float	0.89	1 - 26	0	ACT/360	December 2036	AAA / Aaa
M-1	9,261,000	Float	4.67	26 - 64	0	ACT/360	December 2036	AA+ / Aa1
M-2	8,811,000	Float	4.24	41 - 64	0	ACT/360	December 2036	AA+ / Aa2
M-3	5,574,000	Float	3.87	37 - 64	0	ACT/360	December 2036	AA / Aa3
M-4	5,215,000	Float	3.75	35 - 64	0	ACT/360	December 2036	AA / A1
M-5	5,035,000	Float	3.67	33 - 64	0	ACT/360	December 2036	AA- / A2
M-6	4,136,000	Float	3.62	32 - 64	0	ACT/360	December 2036	A+ / A3
M-7	3,956,000	Float	3.59	31 - 64	0	ACT/360	December 2036	A / Baa1
M-8	3,776,000	Float	3.56	30 - 64	0	ACT/360	December 2036	BBB+ / Baa2
M-9	4,136,000	Float	3.54	29 - 64	0	ACT/360	December 2036	BBB/ Baa3
Total Certificates	158,329,000

Pricing Speed

Fixed-Rate Mortgage Loans	35% CPR

Transaction Overview
Offered Certificates:
The Class A-1 Certificates and the Class A-2 Certificates (the “Senior Certificates” or “Class A Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates (collectively, the “Mezzanine Certificates” or the “Class M Certificates”). The Class A-1 Certificates are backed by conforming principal balance fixed-rate second lien mortgage loans (the “Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate second lien mortgage loans with conforming and non-conforming principal balances (the “Group II Mortgage Loans”).

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Transaction Overview
Offered Certificates (Continued):
The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates along with the Mezzanine Certificates are also referred to herein collectively as the “Offered Certificates.” The trust will also issue the Class CE Certificates, the Class P Certificates and the Class R Certificates which are referred to herein collectively as the “Non-offered Certificates”. The pass-through rate on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus a margin and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rate on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus a margin and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 3,797 fixed-rate second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of the Mortgage Loans is approximately $179,816,067 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent approximately 1,320 conforming principal balance fixed-rate Mortgage Loans totaling approximately $47,471,389 and the Group II Mortgage Loans will represent approximately 2,477 conforming and non-conforming principal balance fixed Mortgage Loans totaling approximately $132,344,678.

Class A Certificates:	Class A-1 and Class A-2 Certificates

Class M Certificates or Mezzanine Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates

Depositor:	Ace Securities Corp. (“Ace”)

Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association

Servicer:	Ocwen Loan Servicing, LLC (“Ocwen”).

Trustee:	HSBC Bank USA, National Association

Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc.

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cap Provider:	TBD

Cut-off Date:	January 1, 2007

Expected Pricing:	Week of February 5, 2007

Expected Closing Date:	On or about February 15, 2007

Record Date:
For so long as the Offered Certificates are held in book-entry form, the Record Date for the Offered Certificates will be the business day immediately preceding the related Distribution Date. With respect to any Offered Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in February 2007.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Transaction Overview (Cont.)
Determination Date:
The Determination Date with respect to any Distribution Date is not later than the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Servicer Remittance Date:
With respect to any Distribution Date, the 22nd day of the month in which such Distribution Date occurs; provided that if the 22nd day of a given month is a Saturday, the Servicer Remittance Date shall be the immediately preceding business day and if the 22nd day of a given month is a Sunday or otherwise not a business day (except for Saturdays), the Servicer Remittance Date shall be the next business day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date and the Mortgage Loans shall be (i) with respect to prepayments in full, the period beginning on the sixteenth day of the month preceding the related Distribution Date and ending on the fifteenth day of the month of such Distribution Date, and (ii) with respect to prepayments in part, the prior calendar month.

Interest Accrual Period:
Interest will initially accrue on the Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Offered Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For each class of Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for such class and the Interest Carry Forward Amount, if any, for such Distribution Date for such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees (“Administration Fee Rate”) initially aggregate to a weighted average cost of approximately 0.5335% for the Mortgage Loans.

Compensating Interest:
The Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans up to the Servicing Fee payable to the Servicer. If the Servicer fails to make such payments, the Master Servicer will be required to do so in an amount not to exceed the compensation payable to the Master Servicer.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Expense Adjusted Mortgage Rate:
For any Mortgage Loan for any Distribution Date shall be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Administration Fee Rate.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Transaction Overview (Cont.)
Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related Determination Date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the Certificates, but is not required to do so. In the event that the Master Servicer fails to exercise such purchase option on the first possible optional termination date, the Servicer may, subject to certain conditions set forth in the pooling and servicing agreement, exercise such purchase option. In the event either the Master Servicer or the Servicer exercises this option, the portion of the purchase price allocable to the Offered Certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the Offered Certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the Offered Certificates at the then applicable pass-through rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the Offered Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts.

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments but only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest;
2) Overcollateralization (“OC”); and
3) Subordination.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Transaction Overview (Cont.)
Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments made to the Swap Provider, if any, second, to the Class CE Certificates, third, to the Class M-9 Certificates, fourth, to the Class M-8 Certificates, fifth, to the Class M-7 Certificates, sixth, to the Class M-6 Certificates, seventh, to the Class M-5, eighth, to the Class M-4 Certificates, ninth, to the Class M-3 Certificates, tenth, to the Class M-2 Certificates, and eleventh, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, to the extent available for such distribution or from any Net Swap Payments payable by the Swap Provider available for this purpose.

A "Realized Loss" for a Liquidated Mortgage Loan is equal to the principal balance of such Liquidated Mortgage Loan plus interest thereon from the date on which interest was last paid less any liquidation proceeds received on such Mortgage Loan and for a Charged Off Mortgage Loan is equal to the principal balance of such Charged Off Mortgage Loan plus interest thereon from the date on which interest was last paid.

A "Liquidated Mortgage Loan" is a Mortgage Loan that was liquidated and for which the Servicer has determined that it has received all amounts it expects to receive in connection with such liquidation, including payments under any related private mortgage insurance policy, hazard insurance policy or any condemnation proceeds and amounts received in connection with the final disposition of the related REO property.

A "Charged Off Mortgage Loan" is a defaulted Mortgage Loan that the Servicer is required to charge off once such Mortgage Loan becomes 180 days delinquent provided that such Mortgage Loan has not yet been liquidated and provided further, that the Servicer has determined, based on a broker's price opinion and other relevant considerations, that no significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property or that the potential net recovery is anticipated to be an amount that is insufficient to warrant proceeding through foreclosure or other liquidation of the related mortgaged property.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Transaction Overview (Cont.)
Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate certificate principal balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 11.95% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 23.90% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, if any is available, will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, for that Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date following the Distribution Date which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in February 2010 and (y) the first Distribution Date on which the Class A Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Offered Certificates) is equal to or greater than approximately 79.40% .

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class of certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount, calculated for this purpose only, after taking into account of principal remittance amount but before the Overcollateralization Increase Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Offered Certificates then entitled to distributions of principal on the Distribution Date.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Transaction Overview (Cont.)

Credit Enhancement Percentage (Continued):				Targeted CE % On/After
	Class	(S / M)	Initial CE %	Step Down Date
	A-1	AAA / Aaa	39.70%	79.40%
	M-1	AA+ / Aa1	34.55%	69.10%
	M-2	AA+ / Aa2	29.65%	59.30%
	M-3	AA / Aa3	26.55%	53.10%
	M-4	AA / A1	23.65%	47.30%
	M-5	AA- / A2	20.85%	41.70%
	M-6	A+ / A3	18.55%	37.10%
	M-7	A / Baa1	16.35%	32.70%
	M-8	BBB+ / Baa2	14.25%	28.50%
	M-9	BBB/ Baa3	11.95%	23.90%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date, (y) the amount of principal required to be distributed to the holders of the Offered Certificates on such Distribution Date and (z) any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)), owed to the Swap Provider.

Net WAC Pass- Through Rate:
Class A-1 and Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the difference of (a) the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date, over (b) the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date (which was not caused by a Swap Provider Trigger Event as defined in the Swap Agreement), and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Mezzanine Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the certificate principal balances of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Transaction Overview (Cont.)
Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any class of the Series 2007-ASL1 Certificates is limited by the Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess, if any of (a) the amount of interest that would have accrued on such class based on One-Month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to One-Month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Offered Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Group I Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group I Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in February 2007 and ending on the Distribution Date occurring in July 2007, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-1 Certificates and the Mezzanine Certificates as described herein. The Group I Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group I Mortgage Loans and (ii) Group I Cap Schedule and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

Group II Cap Agreement:
On the Closing Date, the Trustee will enter into a “Group II Cap Agreement”, which will be effective for the period commencing on the Distribution Date occurring in February 2007 and ending on the Distribution Date occurring in July 2007, to make payments in respect of any Net WAC Rate Carryover Amounts in respect of the Class A-2 Certificates and the Mezzanine Certificates as described herein. The Group II Cap Agreement requires a cap payment in an amount equal to the product of: (1) the excess, if any, of one-month LIBOR over a specified strike rate for the related Distribution Date; (2) the related scheduled notional amount, which is based on the lesser of (i) the expected amortization of the Group II Mortgage Loans and (ii)Group II Cap Schedule and (3) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Transaction Overview (Cont.)
Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider described in the prospectus supplement. The Swap Agreement will have an initial notional amount of $124,981,232.27. Under the Swap Agreement, the Trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.15]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to One-Month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule. A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment which is not payable as a result of the occurrence of a swap provider trigger event under the Swap Agreement, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full prior to distributions to Certificateholders.

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from purchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the purchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period; and (v) Net Swap Payments payable by the Swap Provider.

Class A Principal Distribution Amount:
Until the stepdown date, the Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A Principal Allocation Percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).

Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest and any Net Swap Payment received by the Securities Administrator from the Swap Provider required to restore or maintain the Required Overcollateralization Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 79.40% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Transaction Overview (Cont.)

Class M Principal Distribution Amount:
Unless the Class A certificates are reduced to zero, the Mezzanine Certificates will generally not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 69.10% Credit Enhancement Percentage (2x the Class M-1 Target Credit Enhancement Percentage), second to the Class M-2 Certificates, until it reaches approximately a 59.30% Credit Enhancement Percentage (2x the Class M-2 Target Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 53.10% Credit Enhancement Percentage (2x the Class M-3 Target Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 47.30% Credit Enhancement Percentage (2x the Class M-4 Target Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 41.70% Credit Enhancement Percentage (2x the Class M-5 Target Credit Enhancement Percentage), sixth to the Class M-6 Certificates, until it reaches approximately a 37.10% Credit Enhancement Percentage (2x the Class M-6 Target Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 32.70% Credit Enhancement Percentage (2x the Class M-7 Target Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 28.50% Credit Enhancement Percentage (2x the Class M-8 Target Credit Enhancement Percentage and ninth to the Class M-9 Certificates, until it reaches approximately a 23.90% Credit Enhancement Percentage (2x the Class M-9 Target Credit Enhancement Percentage).

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A Certificates and the Mezzanine Certificates will increase to the following, subject to the applicable Net WAC Pass-Through Rate.

	Class	After Optional Termination
	A	2 x Margin
	M	The lesser of 1.5 x Margin and Margin plus 0.50%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Transaction Overview (Cont.)

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 10.00% of the Senior Credit Enhancement Percentage.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
February 2009 to January 2010	4.75%, plus 1/12th of 3.00% for each month thereafter
February 2010 to January 2011	7.75%, plus 1/12th of 2.50% for each month thereafter
February 2011 to January 2012	10.25%, plus 1/12th of 2.00% for each month thereafter
February 2012 and thereafter	12.25%, plus 1/12th of 0.75% for each month thereafter
13.00%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Transaction Overview (Cont.)
Payment Priority:
I.     On each Distribution Date, the Available Distribution Amount will be distributed as follows:
1.    To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.    To pay interest to the Class A Certificates, including any accrued unpaid interest from a prior Distribution Date, then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.
3.     To pay principal to the Class A Certificates in accordance with the principal payment provisions described above under “Class A Principal Distribution Amount”.
4.     To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above under “Class M Principal Distribution Amount”.
5.     From excess interest, if any, to the Offered Certificates then entitled to receive distributions in respect of principal in order to reduce the aggregate certificate principal balance of the Offered Certificates to the extent necessary to build, restore or maintain the Required Overcollateralization Amount.
6.     From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.
7.     From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates on a sequential basis.
8.     From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine in the same order of priority as described in 2 above.
9.     From excess interest, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.
10.   To pay any remaining amount to the non-offered certificates in accordance with the provisions of the pooling and servicing agreement.

II.    Commencing on the Distribution Date occurring in August 2007, any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid after the Available Distribution Amount as follows:
1.     To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.     To pay any unpaid interest on the Class A Certificates, including any accrued unpaid interest from a prior Distribution Date, on a pro-rata basis and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.
3.     To pay any principal to the Class A Certificates and the Mezzanine Certificates, in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount.
4.     To pay any allocated Realized Losses remaining unpaid on the Mezzanine Certificates, sequentially.
5.     To pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates remaining unpaid in the same order of priority as described above.
6.     To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
7.     To pay any remaining amount to the Class CE Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 4 and 5 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Transaction Overview (Cont.)

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Legal Investment:	The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Group I Cap Schedule

	Distribution Date	Notional Schedule ($)	Strike Rate (%)
1	2/25/2007	47,471,389	7.50
2	3/25/2007	45,781,068	7.50
3	4/25/2007	44,150,780	7.50
4	5/25/2007	42,578,396	7.50
5	6/25/2007	41,061,864	7.50
6	7/25/2007	39,599,204	7.50

Group II Cap Schedule

	Distribution Date	Notional Schedule ($)	Strike Rate (%)
1	2/25/2007	132,344,678	7.50
2	3/25/2007	127,628,960	7.50
3	4/25/2007	123,080,817	7.50
4	5/25/2007	118,694,304	7.50
5	6/25/2007	114,463,691	7.50
6	7/25/2007	110,383,447	7.50

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
2/25/2007	0.00	1/25/2011	22,127,069.02
3/25/2007	0.00	2/25/2011	21,264,484.55
4/25/2007	0.00	3/25/2011	20,435,405.28
5/25/2007	0.00	4/25/2011	19,638,533.28
6/25/2007	0.00	5/25/2011	18,872,620.79
7/25/2007	0.00	6/25/2011	18,136,468.32
8/25/2007	124,981,232.27	7/25/2011	17,428,922.73
9/25/2007	118,813,048.52	8/25/2011	16,748,875.47
10/25/2007	112,879,585.66	9/25/2011	16,095,260.87
11/25/2007	107,341,415.05	10/25/2011	15,467,054.47
12/25/2007	102,453,799.12	11/25/2011	14,863,271.42
1/25/2008	97,755,382.36	12/25/2011	14,282,964.97
2/25/2008	93,238,854.46
3/25/2008	88,897,187.17
4/25/2008	84,723,623.42
5/25/2008	80,711,666.90
6/25/2008	76,855,071.97
7/25/2008	73,147,834.00
8/25/2008	69,584,180.11
9/25/2008	66,158,560.23
10/25/2008	62,865,638.48
11/25/2008	59,700,284.93
12/25/2008	56,657,567.69
1/25/2009	53,732,745.21
2/25/2009	50,921,259.01
3/25/2009	48,218,726.57
4/25/2009	48,218,726.57
5/25/2009	48,218,726.57
6/25/2009	47,052,249.48
7/25/2009	45,222,596.26
8/25/2009	43,463,878.74
9/25/2009	41,773,352.89
10/25/2009	40,148,380.63
11/25/2009	38,586,425.79
12/25/2009	37,085,050.13
1/25/2010	35,641,909.60
2/25/2010	34,254,750.67
3/25/2010	32,921,406.88
4/25/2010	31,639,795.46
5/25/2010	30,407,914.10
6/25/2010	29,223,837.84
7/25/2010	28,085,716.11
8/25/2010	26,991,769.83
9/25/2010	25,940,288.66
10/25/2010	24,929,628.39
11/25/2010	23,958,208.30
12/25/2010	23,024,508.80

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Sensitivity Table
To 10% Call

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

A-1	Avg Life	13.45	2.21	0.89	0.64	0.47
	First Payment Date	Feb-07	Feb-07	Feb-07	Feb-07	Feb-07
	Last Payment Date	May-22	Jan-17	Mar-09	Aug-08	Mar-08

A-2	Avg Life	13.30	2.21	0.89	0.64	0.47
	First Payment Date	Feb-07	Feb-07	Feb-07	Feb-07	Feb-07
	Last Payment Date	May-22	Jan-17	Mar-09	Aug-08	Mar-08

M-1	Avg Life	15.14	6.47	4.67	3.22	2.60
	First Payment Date	Feb-22	Feb-10	Mar-09	Aug-08	Mar-08
	Last Payment Date	May-22	Jan-17	May-12	Nov-10	Dec-09

M-2	Avg Life	15.14	6.47	4.24	3.13	2.27
	First Payment Date	Feb-22	Feb-10	Jun-10	Aug-09	Nov-08
	Last Payment Date	May-22	Jan-17	May-12	Nov-10	Dec-09

M-3	Avg Life	15.14	6.47	3.87	2.82	2.08
	First Payment Date	Feb-22	Feb-10	Feb-10	May-09	Sep-08
	Last Payment Date	May-22	Jan-17	May-12	Nov-10	Dec-09

M-4	Avg Life	15.14	6.47	3.75	2.72	2.02
	First Payment Date	Feb-22	Feb-10	Dec-09	Mar-09	Aug-08
	Last Payment Date	May-22	Jan-17	May-12	Nov-10	Dec-09

M-5	Avg Life	15.14	6.47	3.67	2.66	1.98
	First Payment Date	Feb-22	Feb-10	Oct-09	Jan-09	Jul-08
	Last Payment Date	May-22	Jan-17	May-12	Nov-10	Dec-09

M-6	Avg Life	15.14	6.47	3.62	2.62	1.95
	First Payment Date	Feb-22	Feb-10	Sep-09	Dec-08	Jun-08
	Last Payment Date	May-22	Jan-17	May-12	Nov-10	Dec-09

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Sensitivity Table
To 10% Call (Continued)

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

M-7	Avg Life	15.14	6.47	3.59	2.59	1.94
	First Payment Date	Feb-22	Feb-10	Aug-09	Dec-08	Jun-08
	Last Payment Date	May-22	Jan-17	May-12	Nov-10	Dec-09

M-8	Avg Life	15.14	6.47	3.56	2.57	1.92
	First Payment Date	Feb-22	Feb-10	Jul-09	Nov-08	May-08
	Last Payment Date	May-22	Jan-17	May-12	Nov-10	Dec-09

M-9	Avg Life	15.14	6.47	3.54	2.56	1.91
	First Payment Date	Feb-22	Feb-10	Jun-09	Oct-08	May-08
	Last Payment Date	May-22	Jan-17	May-12	Nov-10	Dec-09

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Sensitivity Table
To Maturity

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

A-1	Avg Life	13.54	2.31	0.89	0.64	0.47
	First Payment Date	Feb-07	Feb-07	Feb-07	Feb-07	Feb-07
	Last Payment Date	Sep-36	Apr-22	Mar-09	Aug-08	Mar-08

A-2	Avg Life	13.38	2.31	0.89	0.64	0.47
	First Payment Date	Feb-07	Feb-07	Feb-07	Feb-07	Feb-07
	Last Payment Date	Apr-36	Apr-22	Mar-09	Aug-08	Mar-08

M-1	Avg Life	15.61	7.05	5.94	4.17	3.29
	First Payment Date	Feb-22	Feb-10	Mar-09	Aug-08	Mar-08
	Last Payment Date	May-36	Apr-22	Feb-19	Oct-15	Aug-13

M-2	Avg Life	15.60	7.05	4.66	3.43	2.49
	First Payment Date	Feb-22	Feb-10	Jun-10	Aug-09	Nov-08
	Last Payment Date	May-35	Apr-22	Apr-18	Mar-15	Mar-13

M-3	Avg Life	15.59	7.05	4.28	3.13	2.31
	First Payment Date	Feb-22	Feb-10	Feb-10	May-09	Sep-08
	Last Payment Date	Oct-34	Apr-22	Dec-17	Dec-14	Jan-13

M-4	Avg Life	15.58	7.05	4.15	3.02	2.24
	First Payment Date	Feb-22	Feb-10	Dec-09	Mar-09	Aug-08
	Last Payment Date	Mar-34	Mar-22	Sep-17	Oct-14	Nov-12

M-5	Avg Life	15.56	7.05	4.06	2.96	2.19
	First Payment Date	Feb-22	Feb-10	Oct-09	Jan-09	Jul-08
	Last Payment Date	Jun-33	Feb-22	Jun-17	Aug-14	Sep-12

M-6	Avg Life	15.54	7.05	4.01	2.91	2.17
	First Payment Date	Feb-22	Feb-10	Sep-09	Dec-08	Jun-08
	Last Payment Date	Jun-32	Feb-22	Feb-17	May-14	Jul-12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Sensitivity Table
To Maturity (Continued)

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

M-7	Avg Life	15.50	7.05	3.97	2.88	2.15
	First Payment Date	Feb-22	Feb-10	Aug-09	Dec-08	Jun-08
	Last Payment Date	Apr-31	Feb-22	Nov-16	Mar-14	Jun-12

M-8	Avg Life	15.44	7.05	3.93	2.85	2.13
	First Payment Date	Feb-22	Feb-10	Jul-09	Nov-08	May-08
	Last Payment Date	Aug-29	Feb-22	Aug-16	Dec-13	Apr-12

M-9	Avg Life	15.35	7.05	3.90	2.84	2.11
	First Payment Date	Feb-22	Feb-10	Jun-09	Oct-08	May-08
	Last Payment Date	Dec-26	Feb-22	Apr-16	Oct-13	Feb-12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

A-1 Net WAC Cap Schedule*			A-1 Net WAC Cap Schedule*
Period	Date	Net WAC Pass- Through Rate (%)	Period	Date	Net WAC Pass- Through Rate (%)
1	2/25/2007	45.274	46	11/25/2010	20.854
2	3/25/2007	24.205	47	12/25/2010	21.059
3	4/25/2007	23.072	48	1/25/2011	20.787
4	5/25/2007	23.425	49	2/25/2011	20.754
5	6/25/2007	23.072	50	3/25/2011	21.493
6	7/25/2007	23.425	51	4/25/2011	20.687
7	8/25/2007	23.548	52	5/25/2011	20.895
8	9/25/2007	23.364	53	6/25/2011	20.622
9	10/25/2007	23.387	54	7/25/2011	20.831
10	11/25/2007	22.999	55	8/25/2011	20.556
11	12/25/2007	23.088	56	9/25/2011	20.524
12	1/25/2008	22.742	57	10/25/2011	20.734
13	2/25/2008	22.609	58	11/25/2011	20.459
14	3/25/2008	22.930	59	12/25/2011	20.670
15	4/25/2008	22.334	60	1/25/2012	10.575
16	5/25/2008	22.415	61	2/25/2012	10.576
17	6/25/2008	22.046	62	3/25/2012	11.305
18	7/25/2008	22.124	63	4/25/2012	10.576
19	8/25/2008	21.744	64	5/25/2012	10.928
20	9/25/2008	21.587
21	10/25/2008	21.659
22	11/25/2008	21.261
23	12/25/2008	21.328
24	1/25/2009	20.919
25	2/25/2009	20.741
26	3/25/2009	21.336
27	4/25/2009	20.928
28	5/25/2009	21.545
29	6/25/2009	21.440
30	7/25/2009	21.637
31	8/25/2009	21.369
32	9/25/2009	21.334
33	10/25/2009	21.533
34	11/25/2009	21.264
35	12/25/2009	21.464
36	1/25/2010	21.195
37	2/25/2010	21.160
38	3/25/2010	21.883
39	4/25/2010	21.091
40	5/25/2010	21.293
41	6/25/2010	21.023
42	7/25/2010	21.226				*CPR: 35%
43	8/25/2010	20.955				*Net WAC Cap is ACT/360 day count
44	9/25/2010	20.921				*1 Month Libor: 20%
45	10/25/2010	21.126				*Includes Net Swap Payments and Cap Payments

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

A-2 Net WAC Cap Schedule*			A-2 Net WAC Cap Schedule*
Period	Date	Net WAC Pass- Through Rate (%)	Period	Date	Net WAC Pass- Through Rate (%)
1	2/25/2007	44.447	46	11/25/2010	20.586
2	3/25/2007	23.910	47	12/25/2010	20.782
3	4/25/2007	22.806	48	1/25/2011	20.519
4	5/25/2007	23.149	49	2/25/2011	20.485
5	6/25/2007	22.806	50	3/25/2011	21.196
6	7/25/2007	23.149	51	4/25/2011	20.419
7	8/25/2007	23.281	52	5/25/2011	20.618
8	9/25/2007	23.097	53	6/25/2011	20.353
9	10/25/2007	23.111	54	7/25/2011	20.553
10	11/25/2007	22.732	55	8/25/2011	20.288
11	12/25/2007	22.812	56	9/25/2011	20.255
12	1/25/2008	22.475	57	10/25/2011	20.457
13	2/25/2008	22.342	58	11/25/2011	20.190
14	3/25/2008	22.644	59	12/25/2011	20.393
15	4/25/2008	22.067	60	1/25/2012	10.307
16	5/25/2008	22.139	61	2/25/2012	10.307
17	6/25/2008	21.779	62	3/25/2012	11.018
18	7/25/2008	21.848	63	4/25/2012	10.307
19	8/25/2008	21.476	64	5/25/2012	10.650
20	9/25/2008	21.320
21	10/25/2008	21.382
22	11/25/2008	20.994
23	12/25/2008	21.052
24	1/25/2009	20.651
25	2/25/2009	20.473
26	3/25/2009	21.040
27	4/25/2009	20.660
28	5/25/2009	21.269
29	6/25/2009	21.173
30	7/25/2009	21.361
31	8/25/2009	21.102
32	9/25/2009	21.067
33	10/25/2009	21.256
34	11/25/2009	20.997
35	12/25/2009	21.187
36	1/25/2010	20.927
37	2/25/2010	20.892
38	3/25/2010	21.587
39	4/25/2010	20.823
40	5/25/2010	21.017
41	6/25/2010	20.755
42	7/25/2010	20.949				*CPR: 35%
43	8/25/2010	20.687				*Net WAC Cap is ACT/360 day count
44	9/25/2010	20.653				*1 Month Libor: 20%
45	10/25/2010	20.849				**Includes Net Swap Payments and Cap Payments

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Mezzanine Net Wac Cap Schedule*			Mezzanine Net Wac Cap Schedule*
Period	Date	Net WAC Pass- Through Rate (%)	Period	Date	Net WAC Pass- Through Rate (%)
1	2/25/2007	44.666	46	11/25/2010	20.656
2	3/25/2007	23.988	47	12/25/2010	20.855
3	4/25/2007	22.876	48	1/25/2011	20.590
4	5/25/2007	23.222	49	2/25/2011	20.556
5	6/25/2007	22.876	50	3/25/2011	21.274
6	7/25/2007	23.222	51	4/25/2011	20.490
7	8/25/2007	23.352	52	5/25/2011	20.691
8	9/25/2007	23.167	53	6/25/2011	20.424
9	10/25/2007	23.184	54	7/25/2011	20.627
10	11/25/2007	22.803	55	8/25/2011	20.359
11	12/25/2007	22.885	56	9/25/2011	20.326
12	1/25/2008	22.545	57	10/25/2011	20.530
13	2/25/2008	22.412	58	11/25/2011	20.261
14	3/25/2008	22.720	59	12/25/2011	20.466
15	4/25/2008	22.137	60	1/25/2012	10.378
16	5/25/2008	22.212	61	2/25/2012	10.378
17	6/25/2008	21.849	62	3/25/2012	11.094
18	7/25/2008	21.921	63	4/25/2012	10.378
19	8/25/2008	21.547	64	5/25/2012	10.724
20	9/25/2008	21.390
21	10/25/2008	21.455
22	11/25/2008	21.065
23	12/25/2008	21.125
24	1/25/2009	20.722
25	2/25/2009	20.544
26	3/25/2009	21.118
27	4/25/2009	20.731
28	5/25/2009	21.342
29	6/25/2009	21.243
30	7/25/2009	21.434
31	8/25/2009	21.172
32	9/25/2009	21.137
33	10/25/2009	21.329
34	11/25/2009	21.067
35	12/25/2009	21.260
36	1/25/2010	20.998
37	2/25/2010	20.963
38	3/25/2010	21.665
39	4/25/2010	20.894
40	5/25/2010	21.090
41	6/25/2010	20.826
42	7/25/2010	21.022				*CPR: 35%
43	8/25/2010	20.758				*Net WAC Cap is ACT/360 day count
44	9/25/2010	20.724				*1 Month Libor: 20%
45	10/25/2010	20.922				**Includes Net Swap Payments and Cap Payments

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	902	5.3200	5.4013	902	45	602	5.0597	5.1369	604
2	596	5.3455	5.4013	594	46	598	5.0557	5.1522	600
3	546	5.3418	5.3957	544	47	602	5.0533	5.1656	604
4	565	5.3326	5.3866	564	48	598	5.0506	5.1805	600
5	549	5.3713	5.3697	545	49	598	5.1407	5.1972	599
6	568	5.3359	5.3425	567	50	610	5.1418	5.1977	611
7	583	5.3167	5.3164	583	51	598	5.1413	5.1969	599
8	584	5.3105	5.2864	584	52	602	5.1415	5.1972	603
9	587	5.2872	5.2508	587	53	598	5.1408	5.1960	599
10	587	5.2300	5.2199	587	54	602	5.1415	5.1957	604
11	591	5.2097	5.1933	591	55	598	5.1402	5.1959	599
12	590	5.1827	5.1648	591	56	597	5.1393	5.2086	599
13	592	5.1410	5.1384	593	57	602	5.1394	5.2245	604
14	599	5.1188	5.1162	599	58	597	5.1379	5.2403	599
15	596	5.0945	5.0920	597	59	602	5.1374	5.2561	604
16	601	5.0727	5.0701	601	60	575	5.1365	5.2721	589
17	600	5.0496	5.0470	601	61	575	5.2280	5.2890	582
18	605	5.0267	5.0242	606	62	607	5.2299	5.2906	613
19	605	5.0047	5.0022	606	63	575	5.2309	5.2922	582
20	607	4.9808	5.0090	608	64	591	5.2319	5.2920	597
21	612	4.9607	5.0184	614
22	612	4.9385	5.0306	613
23	618	4.9159	5.0469	619
24	618	4.8956	5.0629	619
25	620	5.0498	5.0827	621
26	634	5.0427	5.0759	635
27	629	5.0339	5.0665	629
28	615	5.0262	5.0583	615
29	594	5.0165	5.0489	595
30	590	5.0090	5.0413	591
31	592	5.0010	5.0331	593
32	595	4.9913	5.0433	597
33	600	4.9839	5.0575	601
34	597	4.9754	5.0727	598
35	601	4.9670	5.0902	603
36	598	4.9592	5.1070	600
37	598	5.0784	5.1276	599
38	609	5.0772	5.1259	610
39	598	5.0746	5.1230	600
40	602	5.0728	5.1213	603
41	598	5.0695	5.1175	600
42	602	5.0673	5.1151	604
43	598	5.0649	5.1125	600
44	598	5.0614	5.1231	600
*Includes Net Swap Payments and Cap Payments

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Breakeven CDR Table for the Subordinated Certificates

The assumptions for the breakeven CDR table below are as follows:
- The Pricing Assumption is applied plus accrued interest
- 10% cleanup call is exercised
- Forward Curves
- 100% Severity
- Interest & Principal advancing
- 3 month recovery lag
- The CDR that can be sustained without the referenced class incurring a writedown

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	29.81	39.93
M-2	25.01	35.47
M-3	22.21	32.65
M-4	19.75	30.02
M-5	17.51	27.48
M-6	15.83	25.37
M-7	14.21	23.39
M-8	12.83	21.52
M-9	11.46	19.59

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL
Number of Mortgage Loans:	3,797	Second Liens:	100.00%
Aggregate Principal Balance:	$179,816,067	Non-Balloon Loans:	3.30%
Conforming Balance:	$176,432,088	Non-Zero W.A. FICO Score:	647
Average Principal Balance:	$47,357	Index Type:
Range:	$4,626 - $398,858	Fixed Rate:	100.00%
W.A. Coupon:	11.255%	Property Type:
Range:	6.000% - 14.875%	Single Family:	51.58%
W.A. Remaining Term (Months):	186	PUD:	37.36%
Range (Months):	109 - 358	2-4 Family:	3.67%
W.A. Seasoning (Months):	6	Condo:	7.39%
Latest Maturity Date:	November 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	100.00%
California:	27.58%	Documentation Status:
Texas:	8.22%	Full:	67.45%
Arizona:	7.71%	Stated:	29.13%
Minnesota:	7.14%	Limited:	1.57%
Florida:	7.03%	No Documentation:	1.85%
W.A. Original Combined LTV:	99.29%	Non-Zero W.A. Prepayment Penalty (Months):	24
Range:	20.00% - 100.00%	Loans with Prepay Penalties:	59.72%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE TOTAL COLLATERAL

Product Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	19	649,176	0.36	11.752	642	99.41
Fixed - 20 Year	57	2,386,386	1.33	11.630	647	99.66
Fixed - 30 Year	65	2,900,277	1.61	11.765	626	99.03
Balloon - 10/20	6	266,485	0.15	11.312	637	100.00
Balloon - 10/30	20	1,027,052	0.57	10.899	649	99.69
Balloon - 15/20	2	54,340	0.03	12.094	590	94.73
Balloon - 15/30	3,166	148,200,209	82.42	11.237	647	99.29
Balloon - 20/30	442	23,067,864	12.83	11.270	648	99.26
Balloon - 30/40	20	1,264,278	0.70	11.246	681	99.63
Total:	3,797	179,816,067	100.00	11.255	647	99.29

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	2,531	81,654,767	45.41	11.390	636	99.23
50,000.01 - 100,000.00	1,067	71,458,437	39.74	11.192	650	99.49
100,000.01 - 150,000.00	166	19,734,674	10.97	11.127	666	99.35
150,000.01 - 200,000.00	18	3,127,532	1.74	10.832	662	96.02
200,000.01 - 250,000.00	8	1,748,143	0.97	10.463	686	98.52
250,000.01 - 300,000.00	5	1,389,065	0.77	10.810	733	100.00
300,000.01 - 350,000.00	1	304,591	0.17	9.990	707	100.00
350,000.01 - 400,000.00	1	398,858	0.22	10.500	724	100.00
Total:	3,797	179,816,067	100.00	11.255	647	99.29

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	2,535	81,854,492	45.52	11.390	636	99.23
50,000.01 - 100,000.00	1,064	71,358,608	39.68	11.193	650	99.49
100,000.01 - 150,000.00	166	19,782,809	11.00	11.117	666	99.36
150,000.01 - 200,000.00	17	2,979,501	1.66	10.873	658	95.82
200,000.01 - 250,000.00	8	1,748,143	0.97	10.463	686	98.52
250,000.01 - 300,000.00	5	1,389,065	0.77	10.810	733	100.00
300,000.01 - 350,000.00	1	304,591	0.17	9.990	707	100.00
350,000.01 - 400,000.00	1	398,858	0.22	10.500	724	100.00
Total:	3,797	179,816,067	100.00	11.255	647	99.29

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	26	1,293,537	0.72	10.984	646	99.76
121 - 180	3,187	148,903,724	82.81	11.239	647	99.29
181 - 240	499	25,454,250	14.16	11.304	648	99.30
301 - 360	85	4,164,556	2.32	11.608	643	99.22
Total:	3,797	179,816,067	100.00	11.255	647	99.29

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.000 - 6.499	2	103,962	0.06	6.000	610	100.00
7.000 - 7.499	1	27,969	0.02	7.250	667	100.00
8.000 - 8.499	4	144,183	0.08	8.140	682	99.16
8.500 - 8.999	149	5,573,381	3.10	8.737	634	99.97
9.000 - 9.499	65	2,942,487	1.64	9.270	690	99.37
9.500 - 9.999	252	13,079,525	7.27	9.763	689	98.10
10.000 - 10.499	372	20,647,322	11.48	10.242	683	99.54
10.500 - 10.999	518	28,079,797	15.62	10.739	669	99.11
11.000 - 11.499	678	35,244,461	19.60	11.222	649	99.22
11.500 - 11.999	672	32,315,099	17.97	11.726	635	99.68
12.000 - 12.499	415	16,606,288	9.24	12.187	619	99.47
12.500 - 12.999	285	11,534,885	6.41	12.694	600	99.02
13.000 - 13.499	256	9,151,684	5.09	13.180	598	99.24
13.500 - 13.999	62	2,038,973	1.13	13.643	610	99.76
14.000 - 14.499	39	1,390,542	0.77	14.247	592	99.39
14.500 - 14.999	27	935,509	0.52	14.644	590	100.00
Total:	3,797	179,816,067	100.00	11.255	647	99.29

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
<= 50.00	13	770,686	0.43	10.974	664	37.13
80.01 - 85.00	3	147,569	0.08	10.988	647	84.97
85.01 - 90.00	84	3,031,156	1.69	10.812	648	89.68
90.01 - 95.00	175	7,218,190	4.01	11.156	637	94.67
95.01 - 100.00	3,522	168,648,466	93.79	11.269	647	99.96
Total:	3,797	179,816,067	100.00	11.255	647	99.29

FICO Score at Origination
FICO Score at Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
525 - 549	3	127,948	0.07	11.532	542	98.62
550 - 574	8	240,334	0.13	12.265	562	100.00
575 - 599	606	22,704,507	12.63	12.650	590	99.13
600 - 624	872	35,538,353	19.76	11.723	612	99.58
625 - 649	861	40,241,620	22.38	11.251	639	99.21
650 - 674	751	40,323,086	22.42	10.903	661	99.02
675 - 699	412	22,461,279	12.49	10.461	685	99.66
700 - 724	166	10,647,083	5.92	10.432	710	99.59
725 - 749	59	3,688,378	2.05	10.246	735	97.85
750 - 774	40	2,629,486	1.46	10.270	761	99.69
775 - 799	17	1,112,250	0.62	10.269	787	99.59
800 - 824	2	101,744	0.06	9.656	813	100.00
Total:	3,797	179,816,067	100.00	11.255	647	99.29

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	586	49,594,541	27.58	10.940	664	99.34
Texas	472	14,773,555	8.22	11.473	638	99.76
Arizona	293	13,865,385	7.71	11.243	644	98.57
Minnesota	291	12,833,469	7.14	11.151	643	98.72
Florida	262	12,649,488	7.03	11.472	645	99.49
Nevada	141	8,304,818	4.62	11.163	652	99.39
Illinois	164	6,695,484	3.72	11.730	638	98.99
Tennessee	168	6,039,725	3.36	8.805	631	99.97
Colorado	117	5,287,027	2.94	11.538	635	99.45
Maryland	86	4,511,731	2.51	11.592	643	99.24
Ohio	147	4,398,983	2.45	11.993	622	99.82
Washington	79	4,155,552	2.31	11.160	651	99.60
Virginia	69	3,798,013	2.11	11.589	639	99.29
Michigan	90	3,018,093	1.68	11.740	635	99.40
Georgia	69	2,410,540	1.34	12.088	626	99.63
Oregon	51	2,365,663	1.32	11.152	651	99.51
Indiana	76	2,243,790	1.25	11.980	625	99.96
Missouri	66	1,870,726	1.04	11.850	634	99.92
Wisconsin	61	1,808,112	1.01	12.190	625	93.55
Kentucky	66	1,777,748	0.99	11.662	625	99.45
North Carolina	47	1,710,724	0.95	11.957	626	99.44
New Jersey	24	1,443,706	0.80	11.575	645	98.58
Connecticut	30	1,367,966	0.76	11.717	634	99.96
New York	17	1,272,898	0.71	11.356	678	99.69
South Carolina	31	1,175,357	0.65	11.676	633	99.83
Pennsylvania	35	1,118,818	0.62	11.952	636	99.59
New Mexico	29	1,064,183	0.59	11.864	639	99.79
Hawaii	8	993,052	0.55	11.385	681	100.00
Idaho	27	938,328	0.52	11.222	639	98.57
Louisiana	35	896,413	0.50	11.377	638	100.00
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Utah	21	798,236	0.44	12.257	643	99.21
Massachusetts	11	680,611	0.38	12.406	640	99.59
Mississippi	23	608,804	0.34	11.692	633	99.75
Arkansas	16	534,919	0.30	11.357	623	98.67
Iowa	18	495,806	0.28	12.182	629	100.00
Alabama	17	450,767	0.25	11.659	630	99.51
Oklahoma	13	340,819	0.19	11.860	628	99.95
Alaska	4	256,240	0.14	11.020	664	100.00
Wyoming	7	230,150	0.13	12.532	601	98.45
New Hampshire	4	212,372	0.12	11.601	634	98.92
Kansas	7	210,644	0.12	11.800	624	99.96
West Virginia	4	178,836	0.10	12.496	629	99.42
Montana	3	88,585	0.05	10.930	673	97.95
North Dakota	4	87,984	0.05	11.886	650	100.00
Nebraska	3	87,381	0.05	10.861	655	100.00
Delaware	2	83,039	0.05	11.348	625	100.00
South Dakota	2	46,037	0.03	12.867	629	100.00
District of Columbia	1	40,949	0.02	12.750	598	100.00
Total:	3,797	179,816,067	100.00	11.255	647	99.29

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	3,797	179,816,067	100.00	11.255	647	99.29
Total:	3,797	179,816,067	100.00	11.255	647	99.29

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full Documentation	2,775	121,285,907	67.45	11.334	634	99.36
Stated Documentation	917	52,377,179	29.13	11.069	675	99.09
No Documentation	64	3,326,353	1.85	11.183	663	99.45
Limited Documentation	41	2,826,628	1.57	11.430	665	99.63
Total:	3,797	179,816,067	100.00	11.255	647	99.29

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	3,373	160,478,651	89.25	11.228	648	99.47
Refinance - Cashout	330	15,032,108	8.36	11.425	634	97.49
Refinance - Rate Term	94	4,305,308	2.39	11.674	634	98.74
Total:	3,797	179,816,067	100.00	11.255	647	99.29

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	2,014	92,753,831	51.58	11.258	646	99.38
PUD	1,377	67,181,897	37.36	11.240	647	99.29
Condo	275	13,285,619	7.39	11.201	654	99.46
2-4 Family	131	6,594,720	3.67	11.472	642	97.76
Total:	3,797	179,816,067	100.00	11.255	647	99.29

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,667	72,434,162	40.28	11.577	644	99.23
6	3	232,812	0.13	10.837	664	99.99
12	50	4,080,284	2.27	11.246	667	99.25
13	2	246,597	0.14	11.415	686	98.81
24	1,899	95,940,189	53.35	10.987	649	99.42
30	2	90,366	0.05	10.280	680	100.00
36	174	6,791,656	3.78	11.646	639	98.14
Total:	3,797	179,816,067	100.00	11.255	647	99.29

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP I COLLATERAL

SUMMARY - GROUP I
Number of Mortgage Loans:	1,320	Second Liens:	100.00%
Aggregate Principal Balance:	$47,471,389	Non-Balloon Loans:	3.10%
Conforming Balance:	$47,471,389	Non-Zero W.A. FICO Score:	637
Average Principal Balance:	$35,963	Index Type:
Range:	$4,626 - $104,739	Fixed Rate:	100.00%
W.A. Coupon:	11.458%	Property Type:
Range:	7.250% - 14.875%	Single Family:	50.79%
W.A. Remaining Term (Months):	187	PUD:	39.66%
Range (Months):	168 - 357	2-4 Family:	3.01%
W.A. Seasoning (Months):	5	Condo:	6.54%
Latest Maturity Date:	October 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	100.00%
Texas:	14.70%	Documentation Status:
Minnesota:	13.27%	Full:	82.37%
Arizona:	10.68%	Stated:	17.40%
Florida:	4.98%	Limited:	0.24%
Tennessee:	4.52%	No Documentation:	0.00%
W.A. Original Combined LTV:	99.31%	Non-Zero W.A. Prepayment Penalty (Months):	25
Range:	20.00% - 100.00%	Loans with Prepay Penalties:	54.23%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP I COLLATERAL

Product Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	4	109,438	0.23	10.781	654	98.09
Fixed - 20 Year	22	708,628	1.49	11.404	641	99.81
Fixed - 30 Year	18	654,989	1.38	12.412	615	99.27
Balloon - 15/30	1,107	39,725,562	83.68	11.435	637	99.25
Balloon - 20/30	158	5,876,971	12.38	11.500	638	99.65
Balloon - 30/40	11	395,802	0.83	11.864	619	100.00
Total:	1,320	47,471,389	100.00	11.458	637	99.31

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	1,114	34,961,201	73.65	11.443	635	99.25
50,000.01 - 100,000.00	205	12,405,448	26.13	11.500	641	99.47
100,000.01 - 150,000.00	1	104,739	0.22	11.625	688	100.00
Total:	1,320	47,471,389	100.00	11.458	637	99.31

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP I COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	1,114	34,961,201	73.65	11.443	635	99.25
50,000.01 - 100,000.00	205	12,405,448	26.13	11.500	641	99.47
100,000.01 - 150,000.00	1	104,739	0.22	11.625	688	100.00
Total:	1,320	47,471,389	100.00	11.458	637	99.31

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
121 - 180	1,111	39,835,000	83.91	11.433	637	99.25
181 - 240	180	6,585,598	13.87	11.490	639	99.67
301 - 360	29	1,050,791	2.21	12.205	616	99.54
Total:	1,320	47,471,389	100.00	11.458	637	99.31

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
7.000 - 7.499	1	27,969	0.06	7.250	667	100.00
8.000 - 8.499	1	45,114	0.10	8.250	613	100.00
8.500 - 8.999	49	1,612,849	3.40	8.720	634	99.91
9.000 - 9.499	23	664,267	1.40	9.264	643	99.35
9.500 - 9.999	84	2,926,156	6.16	9.740	685	99.85
10.000 - 10.499	122	4,952,583	10.43	10.190	668	99.66
10.500 - 10.999	146	5,593,604	11.78	10.716	665	98.83
11.000 - 11.499	205	7,899,263	16.64	11.227	649	99.17
11.500 - 11.999	209	7,998,032	16.85	11.752	632	99.73
12.000 - 12.499	189	6,143,561	12.94	12.209	616	99.82
12.500 - 12.999	112	3,955,229	8.33	12.730	598	97.93
13.000 - 13.499	117	3,689,565	7.77	13.224	593	98.74
13.500 - 13.999	37	1,147,526	2.42	13.618	596	100.00
14.000 - 14.499	16	504,481	1.06	14.258	592	98.34
14.500 - 14.999	9	311,191	0.66	14.694	591	99.99
Total:	1,320	47,471,389	100.00	11.458	637	99.31

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP I COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
<= 50.00	6	210,386	0.44	12.113	613	20.00
80.01 - 85.00	1	13,716	0.03	10.375	643	85.00
85.01 - 90.00	16	429,270	0.90	11.613	632	89.68
90.01 - 95.00	59	1,827,291	3.85	11.366	627	94.64
95.01 - 100.00	1,238	44,990,727	94.77	11.458	637	99.97
Total:	1,320	47,471,389	100.00	11.458	637	99.31

FICO Score at Origination
FICO Score at Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
550 - 574	2	67,116	0.14	12.726	561	100.00
575 - 599	270	8,964,498	18.88	12.735	589	98.46
600 - 624	350	11,955,175	25.18	11.834	611	99.70
625 - 649	277	10,382,577	21.87	11.218	638	99.29
650 - 674	210	8,078,929	17.02	10.809	661	99.21
675 - 699	125	4,706,188	9.91	10.413	686	99.80
700 - 724	53	2,118,895	4.46	10.503	709	99.81
725 - 749	20	693,831	1.46	10.275	735	100.00
750 - 774	6	198,419	0.42	10.131	759	100.00
775 - 799	7	305,762	0.64	10.600	782	99.28
Total:	1,320	47,471,389	100.00	11.458	637	99.31

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Texas	243	6,976,808	14.70	11.641	636	99.86
Minnesota	152	6,297,553	13.27	11.071	639	98.75
Arizona	121	5,071,863	10.68	11.253	639	99.41
Florida	60	2,361,855	4.98	11.386	644	99.50
Tennessee	67	2,143,987	4.52	8.892	635	99.93
Illinois	52	1,926,409	4.06	11.802	644	99.37
California	31	1,888,880	3.98	11.281	638	99.58
Colorado	40	1,787,824	3.77	11.399	639	99.58
Washington	34	1,580,434	3.33	11.114	655	99.54
Nevada	26	1,330,004	2.80	11.268	651	99.85
Wisconsin	46	1,329,600	2.80	12.241	624	91.57
Michigan	40	1,230,228	2.59	11.916	628	99.94
Maryland	27	1,198,688	2.53	11.908	636	99.04
Kentucky	42	1,134,316	2.39	11.910	621	99.77
Indiana	43	1,084,407	2.28	12.059	626	99.94
Oregon	24	986,702	2.08	11.194	653	99.97
Ohio	38	982,585	2.07	12.471	613	99.63
Connecticut	20	952,165	2.01	11.747	630	99.94
Virginia	20	945,027	1.99	12.055	631	99.34
Georgia	24	820,963	1.73	12.217	624	99.75
Missouri	30	755,610	1.59	11.980	630	99.79
North Carolina	15	518,027	1.09	12.295	623	98.64
Louisiana	16	442,000	0.93	11.555	627	100.00
Mississippi	13	377,441	0.80	11.934	624	99.60
New Jersey	6	342,616	0.72	12.124	625	100.00
Massachusetts	6	297,022	0.63	12.431	654	99.94
Pennsylvania	12	283,704	0.60	12.400	634	99.59
Idaho	9	281,419	0.59	11.583	629	99.65
New Mexico	8	277,937	0.59	12.600	617	100.00
Utah	9	263,629	0.56	12.129	609	99.36
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution (continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
New York	3	252,632	0.53	11.238	688	99.77
South Carolina	7	237,556	0.50	11.978	634	100.00
Alabama	7	197,964	0.42	11.547	626	99.53
Oklahoma	6	175,704	0.37	11.724	640	100.00
Iowa	5	118,966	0.25	12.634	625	100.00
Wyoming	2	85,696	0.18	13.001	589	97.33
Alaska	1	73,029	0.15	10.700	692	100.00
Kansas	2	70,440	0.15	11.858	625	100.00
New Hampshire	1	62,561	0.13	13.500	604	100.00
Arkansas	3	61,694	0.13	11.292	616	100.00
Nebraska	2	57,716	0.12	11.111	642	100.00
North Dakota	2	48,300	0.10	12.398	620	100.00
South Dakota	2	46,037	0.10	12.867	629	100.00
District of Columbia	1	40,949	0.09	12.750	598	100.00
Montana	1	37,306	0.08	10.375	750	100.00
Delaware	1	35,133	0.07	10.800	641	100.00
Total:	1,320	47,471,389	100.00	11.458	637	99.31

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	1,320	47,471,389	100.00	11.458	637	99.31
Total:	1,320	47,471,389	100.00	11.458	637	99.31

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full Documentation	1,102	39,102,015	82.37	11.527	628	99.24
Stated Documentation	214	8,257,744	17.40	11.139	674	99.64
Limited Documentation	4	111,630	0.24	10.829	654	100.00
Total:	1,320	47,471,389	100.00	11.458	637	99.31

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	1,097	38,668,354	81.46	11.422	638	99.50
Refinance - Cashout	176	6,903,517	14.54	11.602	628	98.31
Refinance - Rate Term	47	1,899,519	4.00	11.660	633	99.15
Total:	1,320	47,471,389	100.00	11.458	637	99.31

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP I COLLATERAL

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	711	24,108,509	50.79	11.515	633	99.63
PUD	492	18,827,069	39.66	11.401	639	99.45
Condo	86	3,104,986	6.54	11.287	645	99.57
2-4 Family	31	1,430,826	3.01	11.610	641	91.49
Total:	1,320	47,471,389	100.00	11.458	637	99.31

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	619	21,729,116	45.77	11.807	636	99.33
12	10	446,638	0.94	11.616	636	99.52
24	609	22,706,149	47.83	11.083	638	99.68
30	1	34,449	0.07	10.125	668	100.00
36	81	2,555,038	5.38	11.810	630	95.80
Total:	1,320	47,471,389	100.00	11.458	637	99.31

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY - GROUP II
Number of Mortgage Loans:	2,477	Second Liens:	100.00%
Aggregate Principal Balance:	$132,344,678	Non-Balloon Loans:	3.37%
Conforming Balance:	$128,960,699	Non-Zero W.A. FICO Score:	651
Average Principal Balance:	$53,429	Index Type:
Range:	$5,444 - $398,858	Fixed Rate:	100.00%
W.A. Coupon:	11.183%	Property Type:
Range:	6.000% - 14.875%	Single Family:	51.87%
W.A. Remaining Term (Months):	186	PUD:	36.54%
Range (Months):	109 - 358	2-4 Family:	3.90%
W.A. Seasoning (Months):	6	Condo:	7.69%
Latest Maturity Date:	November 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	100.00%
California:	36.05%	Documentation Status:
Florida:	7.77%	Full:	62.10%
Arizona:	6.64%	Stated:	33.34%
Texas:	5.89%	Limited:	2.05%
Nevada:	5.27%	No Documentation:	2.51%
W.A. Original Combined LTV:	99.28%	Non-Zero W.A. Prepayment Penalty (Months):	24
Range:	40.00% - 100.00%	Loans with Prepay Penalties:	61.69%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP II COLLATERAL

Product Type
Collateral Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 15 Year	15	539,738	0.41	11.949	639	99.68
Fixed - 20 Year	35	1,677,758	1.27	11.726	649	99.60
Fixed - 30 Year	47	2,245,289	1.70	11.577	630	98.97
Balloon - 10/20	6	266,485	0.20	11.312	637	100.00
Balloon - 10/30	20	1,027,052	0.78	10.899	649	99.69
Balloon - 15/20	2	54,340	0.04	12.094	590	94.73
Balloon - 15/30	2,059	108,474,647	81.96	11.164	650	99.30
Balloon - 20/30	284	17,190,893	12.99	11.191	652	99.12
Balloon - 30/40	9	868,477	0.66	10.964	710	99.46
Total:	2,477	132,344,678	100.00	11.183	651	99.28

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	1,417	46,693,566	35.28	11.351	637	99.21
50,000.01 - 100,000.00	862	59,052,988	44.62	11.128	652	99.49
100,000.01 - 150,000.00	165	19,629,934	14.83	11.124	666	99.35
150,000.01 - 200,000.00	18	3,127,532	2.36	10.832	662	96.02
200,000.01 - 250,000.00	8	1,748,143	1.32	10.463	686	98.52
250,000.01 - 300,000.00	5	1,389,065	1.05	10.810	733	100.00
300,000.01 - 350,000.00	1	304,591	0.23	9.990	707	100.00
350,000.01 - 400,000.00	1	398,858	0.30	10.500	724	100.00
Total:	2,477	132,344,678	100.00	11.183	651	99.28

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	1,421	46,893,291	35.43	11.350	637	99.21
50,000.01 - 100,000.00	859	58,953,160	44.55	11.129	652	99.49
100,000.01 - 150,000.00	165	19,678,070	14.87	11.114	666	99.35
150,000.01 - 200,000.00	17	2,979,501	2.25	10.873	658	95.82
200,000.01 - 250,000.00	8	1,748,143	1.32	10.463	686	98.52
250,000.01 - 300,000.00	5	1,389,065	1.05	10.810	733	100.00
300,000.01 - 350,000.00	1	304,591	0.23	9.990	707	100.00
350,000.01 - 400,000.00	1	398,858	0.30	10.500	724	100.00
Total:	2,477	132,344,678	100.00	11.183	651	99.28

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	26	1,293,537	0.98	10.984	646	99.76
121 - 180	2,076	109,068,724	82.41	11.169	650	99.30
181 - 240	319	18,868,651	14.26	11.239	651	99.17
301 - 360	56	3,113,765	2.35	11.406	652	99.10
Total:	2,477	132,344,678	100.00	11.183	651	99.28

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.000 - 6.499	2	103,962	0.08	6.000	610	100.00
8.000 - 8.499	3	99,069	0.07	8.090	713	98.78
8.500 - 8.999	100	3,960,532	2.99	8.744	634	100.00
9.000 - 9.499	42	2,278,221	1.72	9.272	703	99.38
9.500 - 9.999	168	10,153,369	7.67	9.770	691	97.60
10.000 - 10.499	250	15,694,739	11.86	10.258	688	99.51
10.500 - 10.999	372	22,486,194	16.99	10.745	669	99.18
11.000 - 11.499	473	27,345,198	20.66	11.220	649	99.23
11.500 - 11.999	463	24,317,066	18.37	11.717	636	99.67
12.000 - 12.499	226	10,462,727	7.91	12.174	620	99.27
12.500 - 12.999	173	7,579,656	5.73	12.675	601	99.58
13.000 - 13.499	139	5,462,119	4.13	13.150	601	99.58
13.500 - 13.999	25	891,447	0.67	13.676	627	99.46
14.000 - 14.499	23	886,061	0.67	14.240	591	99.98
14.500 - 14.999	18	624,318	0.47	14.620	589	100.00
Total:	2,477	132,344,678	100.00	11.183	651	99.28

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP II COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
<= 50.00	7	560,300	0.42	10.547	683	43.56
80.01 - 85.00	2	133,853	0.10	11.050	648	84.97
85.01 - 90.00	68	2,601,886	1.97	10.680	651	89.67
90.01 - 95.00	116	5,390,899	4.07	11.085	640	94.68
95.01 - 100.00	2,284	123,657,739	93.44	11.200	651	99.95
Total:	2,477	132,344,678	100.00	11.183	651	99.28

FICO Score at Origination
FICO Score at Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
525 - 549	3	127,948	0.10	11.532	542	98.62
550 - 574	6	173,218	0.13	12.087	563	100.00
575 - 599	336	13,740,009	10.38	12.595	590	99.57
600 - 624	522	23,583,178	17.82	11.667	612	99.52
625 - 649	584	29,859,043	22.56	11.262	639	99.18
650 - 674	541	32,244,157	24.36	10.927	661	98.97
675 - 699	287	17,755,091	13.42	10.473	685	99.63
700 - 724	113	8,528,189	6.44	10.414	710	99.53
725 - 749	39	2,994,546	2.26	10.240	735	97.35
750 - 774	34	2,431,067	1.84	10.281	761	99.66
775 - 799	10	806,488	0.61	10.143	788	99.70
800 - 824	2	101,744	0.08	9.656	813	100.00
Total:	2,477	132,344,678	100.00	11.183	651	99.28

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	555	47,705,660	36.05	10.927	665	99.34
Florida	202	10,287,634	7.77	11.491	645	99.49
Arizona	172	8,793,522	6.64	11.237	647	98.08
Texas	229	7,796,747	5.89	11.322	640	99.67
Nevada	115	6,974,814	5.27	11.142	653	99.31
Minnesota	139	6,535,916	4.94	11.227	646	98.69
Illinois	112	4,769,076	3.60	11.701	636	98.84
Tennessee	101	3,895,738	2.94	8.757	629	100.00
Colorado	77	3,499,203	2.64	11.608	633	99.38
Ohio	109	3,416,397	2.58	11.855	625	99.88
Maryland	59	3,313,043	2.50	11.478	646	99.32
Virginia	49	2,852,987	2.16	11.434	642	99.28
Washington	45	2,575,118	1.95	11.189	649	99.64
Michigan	50	1,787,865	1.35	11.618	639	99.02
Georgia	45	1,589,576	1.20	12.022	627	99.57
Oregon	27	1,378,961	1.04	11.121	649	99.18
North Carolina	32	1,192,697	0.90	11.810	627	99.79
Indiana	33	1,159,383	0.88	11.907	624	99.98
Missouri	36	1,115,116	0.84	11.763	636	100.00
New Jersey	18	1,101,090	0.83	11.404	651	98.14
New York	14	1,020,266	0.77	11.386	676	99.67
Hawaii	8	993,052	0.75	11.385	681	100.00
South Carolina	24	937,801	0.71	11.600	632	99.79
Pennsylvania	23	835,114	0.63	11.799	636	99.59
New Mexico	21	786,245	0.59	11.604	647	99.72
Idaho	18	656,909	0.50	11.068	644	98.11
Kentucky	24	643,431	0.49	11.225	633	98.91
Utah	12	534,607	0.40	12.320	659	99.13
Wisconsin	15	478,512	0.36	12.050	630	99.05
Arkansas	13	473,225	0.36	11.365	624	98.50
*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution (continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Louisiana	19	454,413	0.34	11.205	647	99.99
Connecticut	10	415,801	0.31	11.648	643	100.00
Massachusetts	5	383,588	0.29	12.386	628	99.32
Iowa	13	376,840	0.28	12.039	630	100.00
Alabama	10	252,803	0.19	11.748	633	99.49
Mississippi	10	231,363	0.17	11.298	648	100.00
Alaska	3	183,210	0.14	11.148	653	100.00
West Virginia	4	178,836	0.14	12.496	629	99.42
Oklahoma	7	165,114	0.12	12.005	615	99.91
New Hampshire	3	149,811	0.11	10.809	646	98.46
Wyoming	5	144,454	0.11	12.254	608	99.12
Kansas	5	140,204	0.11	11.771	624	99.94
Montana	2	51,278	0.04	11.334	617	96.46
Delaware	1	47,906	0.04	11.750	614	100.00
North Dakota	2	39,684	0.03	11.263	685	100.00
Nebraska	1	29,665	0.02	10.375	679	100.00
Total:	2,477	132,344,678	100.00	11.183	651	99.28

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	2,477	132,344,678	100.00	11.183	651	99.28
Total:	2,477	132,344,678	100.00	11.183	651	99.28

Documentation Type
Program	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Full Documentation	1,673	82,183,892	62.10	11.241	636	99.42
Stated Documentation	703	44,119,435	33.34	11.056	675	98.99
No Documentation	64	3,326,353	2.51	11.183	663	99.45
Limited Documentation	37	2,714,998	2.05	11.455	665	99.61
Total:	2,477	132,344,678	100.00	11.183	651	99.28

Loan Purpose
Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	2,276	121,810,297	92.04	11.166	652	99.47
Refinance - Cashout	154	8,128,591	6.14	11.274	639	96.80
Refinance - Rate Term	47	2,405,789	1.82	11.685	635	98.42
Total:	2,477	132,344,678	100.00	11.183	651	99.28

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

DESCRIPTION OF THE GROUP II COLLATERAL

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	1,303	68,645,323	51.87	11.168	651	99.29
PUD	885	48,354,828	36.54	11.178	650	99.23
Condo	189	10,180,633	7.69	11.175	656	99.42
2-4 Family	100	5,163,895	3.90	11.434	642	99.49
Total:	2,477	132,344,678	100.00	11.183	651	99.28

Original Prepayment Charge Term
Prepayment Penalty Term (mos.)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,048	50,705,047	38.31	11.478	647	99.19
6	3	232,812	0.18	10.837	664	99.99
12	40	3,633,647	2.75	11.201	671	99.22
13	2	246,597	0.19	11.415	686	98.81
24	1,290	73,234,040	55.34	10.957	652	99.34
30	1	55,918	0.04	10.375	688	100.00
36	93	4,236,617	3.20	11.547	644	99.56
Total:	2,477	132,344,678	100.00	11.183	651	99.28

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

Ace Securities Corp. Home Equity Loan Trust, Series 2007-ASL1

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Adam Simms	212-250-8119

ABS Banking
Sue Valenti	212-250-3455
Kathie Peng	212-250-7259

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Reta Chandra	212-250-2729
Justice Asante	212-250-8595
Jhoana Pajarillo	212-250-8387

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change